Exhibit 99.1

Quotient Technology Announces Departure of CFO; Expects to Meet or Exceed Q2 and Full Year 2016 Financial Guidance

MOUNTAIN VIEW, Calif., July 18, 2016 /PRNewswire/ -- Quotient Technology Inc. (NYSE: QUOT) today announced that its Chief Financial Officer, Jennifer Ceran, has resigned from such position effective August 9th to pursue other opportunities.

Mir Aamir, Quotient's former CFO and its current Chief Operating Officer and President, will serve as interim CFO until the Company identifies a new CFO. The Company has initiated a search for a new CFO.

The Company expects to meet or exceed its Q2 guidance, which it provided in its first quarter press release issued on May 3, 2016, based on preliminary results for the quarter, and expects to affirm or increase its full-year 2016 financial guidance. Quotient will report final financial results for the second quarter 2016 and update its financial guidance for full-year 2016 in its regular quarterly earnings report, which is expected to be released Tuesday, August 2, 2016, after the market closes, followed by a conference call hosted by management at 4:30 p.m. EDT/1:30 p.m. PDT.

"I want to thank Jenny for her contributions to Quotient, and I wish her the best," said Steven Boal, CEO of Quotient. "We are pleased with the momentum we're seeing in the business, and I look forward to sharing more during our scheduled earnings call."

The Q2 operating results are preliminary, and, therefore, remain subject to the Company's management completing the customary quarterly closing and review procedures. As noted above, Quotient is scheduled to release its final second quarter results and to provide guidance for the third quarter of 2016 and full-year 2016, on Tuesday August 2, 2016, after the market closes.

Forward-Looking Statements
This press release contains forward-looking statements concerning Quotient's current expectations and projections about future events and financial trends affecting its business. Forward looking statements in this press release include Quotient's current expectations with respect to future operating results. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available to Quotient's management at the date of this press release and its management's good faith belief as of such date with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, Quotient's financial performance, including its revenues, margins, costs, expenditures, growth rates and operating expenses, and its ability to generate positive cash flow and become profitable; the amount and timing of digital promotions by CPGs, which are affected by budget cycles, economic conditions and other factors; the Company's ability to adapt to changing market conditions, including the Company's ability to adapt to changes in consumer habits, including mobile device usage; seasonal variations in consumer behavior; the Company's ability to retain and expand its business with existing CPGs and retailers; the Company's ability to negotiate fee arrangements with CPGs and retailers; the impact of mobile on the Company's platform; the Company's ability to maintain and expand the use by consumers of digital promotions on its platforms and add retailers to such platforms; the Company's ability to attract and retain third-party advertising agencies, performance marketing networks and other intermediaries; the Company's ability to effectively manage its growth; the effects of increased competition in the Company's markets and its ability to compete effectively; the Company's ability to effectively grow and train its sales team; the Company's ability to obtain new CPGs and retailers and to do so efficiently; the Company's ability to successfully integrate acquired companies into its business; the Company's ability to maintain, protect and enhance its brand and intellectual property; costs associated with defending intellectual property infringement and other claims; the Company's ability to successfully enter new markets; the Company's ability to develop and launch new services and features; the Company's ability to attract and retain qualified employees and key personnel, and other factors identified in Quotient's filings with the Securities and Exchange Commission (the "SEC"), including its annual report on Form 10-Q filed with the SEC on May 6, 2016. Additional information will also be set forth in Quotient's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that the Company makes with the SEC. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Quotient Technology Inc.
Quotient Technology Inc. (NYSE: QUOT), formerly Coupons.com Incorporated, is a leading digital promotion and media platform that connects brands, retailers and consumers. We distribute digital coupons and media through a variety of products, including: digital printable coupons, digital paperless coupons, coupon codes and card linked offers. We operate Retailer iQ, a real-time digital coupon platform that connects into a retailer's point-of-sale system and provides targeting and analytics for manufacturers and retailers. We also power digital coupon initiatives in online marketing campaigns, including display and video advertising. Our distribution network includes our flagship site, Coupons.com, our mobile applications, Coupons.com, Grocery iQ, Shopmium, and the more than 30,000 publisher partners that have registered with us. Clients include hundreds of consumer packaged goods companies, such as Clorox, Procter & Gamble, General Mills and Kellogg's, as well as top retailers like Albertsons-Safeway, CVS, Dollar General, Kroger, and Walgreens. Founded in 1998, Quotient is based in Mountain View, Calif., and is bringing the multi-billion dollar offline promotions industry into the digital world. Learn more about the company at http://quotient.com or follow us on Twitter @Quotient.

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CONTACT: Investor Relations, Stacie Clements, Vice President, Investor Relations, Phone: 650-605-4535, ir@quotient.com, or Media, Paul Sloan, Vice President, Communications, Phone: 650-396-8754, press@quotient.com